UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019

ACHAOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Tower Place, Suite 400

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On February 14, 2019, Achaogen, Inc. (the “Company”) issued a press release announcing, among other things, selected preliminary unaudited financial results as of and for the three months ended December 31, 2018. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained under Item 2.02 in this Current Report on Form 8-K (this “Report”), including Exhibit 99.1, is intended to be “filed” (not “furnished”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be deemed to be incorporated by reference in applicable filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Item 8.01. Other Events.

On February 14, 2019, the Company issued a press release announcing, among other things, selected preliminary unaudited financial results as of and for the three months ended December 31, 2018 and updates on its commercial and corporate activities. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 14, 2019, the Company also announced that it recently responded to a Request for Information (“RFI”) regarding antibacterial products with the potential to treat resistant biothreat pathogens. The RFI was solicited by the Assistant Secretary for Preparedness and Response and Biomedical Advanced Research and Development Authority under Project BioShield. The RFI specifically requested information on availabilities and capabilities for procuring, stockpiling and investing in the ongoing development of antibiotic products for commercial use for treatment of multiple biodefense indications, including pneumonic plague and tularemia, for which plazomicin has demonstrated preclinical efficacy.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHAOGEN, INC.

Date: February 14, 2019	By:	/s/ Gary Loeb
Gary Loeb
General Counsel